UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2023

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously announced, on May 22, 2023, Genesis Growth Tech Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“GGAA”); GGAC Merger Sub, Inc., a Florida corporation and newly formed wholly-owned subsidiary of GGAA (“Merger Sub”); Eyal Perez, solely in his capacity as the representative for the shareholders of GGAA (other than the NextTrip Shareholders (as defined below)) as discussed in the Plan of Merger (defined below) (the “Purchaser Representative”); NextTrip Holdings, Inc., a Florida corporation (“NextTrip”); and William Kerby, solely in his capacity as the representative for NextTrip’s shareholders as discussed in the Plan of Merger (defined below)(the “Seller Representative”), entered into an Agreement and Plan of Merger (the “Plan of Merger”).

The Plan of Merger had contemplated that GGAA and NextTrip would engage in a series of transactions pursuant to which, among other transactions, Merger Sub would merge with and into NextTrip, with NextTrip continuing as the surviving entity upon the closing of the transactions contemplated by the Plan of Merger, and becoming a wholly-owned subsidiary of GGAA.

Effective as of August 16, 2023 and in accordance with Section 7.1(a) of the Plan of Merger, GGAA and NextTrip mutually agreed to terminate the Plan of Merger, pursuant to the terms of a termination agreement entered into by and between each of the parties to the Plan of Merger (the “Termination Agreement”). Additionally, under the Termination Agreement, each of GGAA, Merger Sub and the Purchaser Representative, released NextTrip, the Seller Representative, and each of their representatives, affiliates, agents and assigns, and each of NextTrip and the Seller Representative released GGAA, Merger Sub, the Purchaser Representative, and each of their representatives, affiliates, agents and assigns, for any claims, causes of action, liabilities or damages, except for certain liabilities that survive the termination pursuant to the terms of the Plan of Merger, or for breaches of the Termination Agreement.

The foregoing description of the Termination Agreement is not completed and is qualified in its entirety by reference to the full text of such agreement which is attached as Exhibit 10.1 hereto, and incorporated by reference into this Item 1.02 in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Termination of Agreement and Plan of Merger Agreement dated August 16, 2023, by and between Genesis Growth Tech Acquisition Corp., GGAC Merger Sub, Inc., Eyal Perez, NextTrip Holdings, Inc. and William Kerby
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: August 18, 2023	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer

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